Exhibit 99.1

Company Contact	Investor Contact
Scott Davidson	Brett Maas
Chief Financial Officer	Managing Partner
Natural Health Trends Corp.	Hayden IR
Tel: 972-241-4080	Tel: 646-536-7331
scott.davidson@nhtglobal.com	brett@haydenir.com

FOR IMMEDIATE RELEASE

NHTC Reports Quarterly Revenue More Than Tripled to $34.2 Million;

$0.49 in Diluted EPS; Dividend Increased

Year-to-Date Revenue Almost Tripled, Net Income Increased 671%

Both Exceed Full Year 2013

DALLAS, TX, July 30, 2014 -- Natural Health Trends Corp. (OTCQB: NHTC), a leading direct selling company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced financial results for the quarter and six month periods ended June 30, 2014.

Second Quarter Financial Highlights

●	Total revenues were $34.2 million, up 223% compared to $10.6 million in the second quarter last year.

●	Operating income was $6.2 million, up 551% compared to $948,000 in the second quarter last year.

●	Net income was $6.1 million, or $0.49 per diluted share, compared to $904,000, or $0.08 per diluted share, in the second quarter last year.

Year-to-Date Financial Highlights

●	Year-to-date revenues were $57.4 million, up 198% compared to $19.2 million in the first six months last year.

●	Operating income was $9.3 million, up 649% compared to $1.2 million in the first six months last year.

●	Net income was $9.2 million, or $0.76 per diluted share, compared to net income of $1.2 million, or $0.11 per diluted share, in the first six months last year.

“This was another excellent quarter for Natural Health Trends,” remarked Chris Sharng, President of Natural Health Trends Corp. “Orders taken during the second quarter were very strong. In addition, the quarter’s financial results also benefited from delivering significant orders taken but unshipped in March, with shipments made during the second quarter.”

“For the first six months of 2014, the Company generated more revenue and net income than it did for the entire 2013 year,” added Mr. Sharng. “The strong results so far in 2014 clearly demonstrate that our efforts to enhance our leadership development and training programs, and expand our products, services and promotions, can effectively drive strong results. The result has been a more informed base of members, and this has translated to higher average sales per member. We have focused particularly on investments in China, Hong Kong and Taiwan, where we think we have the most promising opportunities. Our programs aim for long-term growth. We are very pleased with the recent performance but are more excited about what we can accomplish in the long run.”

Dividend

Yesterday, the Board of Directors declared its third consecutive quarterly dividend. The declared dividend included a cash dividend of $0.0274 per share on outstanding Series A preferred stock, which represents the accrued unpaid dividends through the declaration date, and a cash dividend of $0.01 per share on common stock outstanding, totaling aggregate dividends of $124,000, payable in cash on August 27, 2014 to stockholders of record on August 19, 2014.

Shareholder Conference Call

Management will conduct a conference call to discuss its second quarter financial results. Details of the call are as follows:

●	Date: Wednesday, July 30, 2014

●	Time: 10 a.m. ET/9 a.m. CT

●	Dial-in number: 1-888-503-8175 (domestic) 1-719-457-2689 (international)

●	Webcast link: http://public.viavid.com/index.php?id=110242

A replay will be available from 1 p.m. ET on July 30 through 11:59 p.m. ET on August 6, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing replay pin number 8591701.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand. Additional information can be found on the company's website, www.naturalhealthtrendscorp.com.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 7, 2014, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

-- Tables follow --

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 31, 2013	June 30, 2014
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,550	$29,622
Accounts receivable	134	109
Inventories, net	1,828	4,321
Other current assets	658	754
Total current assets	17,170	34,806
Property and equipment, net	265	305
Goodwill	1,764	1,764
Restricted cash	328	340
Other assets	300	323
Total assets	$19,827	$37,538

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,058	$4,641
Income taxes payable	25	111
Accrued distributor commissions	3,962	5,224
Other accrued expenses	3,146	5,599
Deferred revenue	2,569	3,171
Deferred tax liability	108	108
Other current liabilities	882	1,030
Total current liabilities	13,750	19,884
Commitments and contingencies
Stockholders’ equity:
Preferred stock	111	82
Common stock	11	12
Additional paid-in capital	80,655	83,284
Accumulated deficit	(74,619)	(65,658)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	(81)	(66)
Total stockholders’ equity	6,077	17,654
Total liabilities and stockholders’ equity	$19,827	$37,538

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Net sales	$10,598	$34,189	$19,249	$57,351
Cost of sales	2,570	7,509	4,798	12,761
Gross profit	8,028	26,680	14,451	44,590
Operating expenses:
Distributor commissions	4,443	15,458	8,117	25,881
Selling, general and administrative expenses	2,609	5,031	5,054	9,378
Depreciation and amortization	28	23	40	44
Total operating expenses	7,080	20,512	13,211	35,303
Income from operations	948	6,168	1,240	9,287
Other income (expense), net	(28)	1	(21)	(8)
Income before income taxes	920	6,169	1,219	9,279
Income tax provision	16	59	28	98
Net income	904	6,110	1,191	9,181
Preferred stock dividends	(4)	(3)	(8)	(7)
Net income available to common stockholders	$900	$6,107	$1,183	$9,174

Income per common share:
Basic	$0.08	$0.51	$0.11	$0.78
Diluted	$0.08	$0.49	$0.11	$0.76

Weighted-average number of common shares outstanding:
Basic	11,131	11,821	11,100	11,592
Diluted	11,269	12,305	11,265	12,050

Cash dividends declared per share:
Common	$–	$0.005	$–	$0.010
Series A preferred stock	$–	$0.020	$–	$0.835

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Thousands)

	Six Months Ended June 30,
	2013	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,191	$9,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40	44
Stock-based compensation	53	34
Changes in assets and liabilities:
Accounts receivable	(60)	24
Inventories, net	(183)	(2,502)
Other current assets	110	(104)
Other assets	(1)	(16)
Accounts payable	242	1,586
Income taxes payable	28	86
Accrued distributor commissions	483	1,268
Other accrued expenses	382	2,466
Deferred revenue	297	606
Other current liabilities	(4)	152
Net cash provided by operating activities	2,578	12,825

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(57)	(97)
Net cash used in investing activities	(57)	(97)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	–	2,630
Dividends paid	–	(195)
Repurchase of common stock	(21)	(63)
Net cash provided by (used in) financing activities	(21)	2,372

Effect of exchange rates on cash and cash equivalents	(12)	(28)
Net increase in cash and cash equivalents	2,488	15,072
CASH AND CASH EQUIVALENTS, beginning of period	4,207	14,550
CASH AND CASH EQUIVALENTS, end of period	$6,695	$29,622

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